Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

COGNIZANT REPORTS FIRST QUARTER 2017 RESULTS

Q1 2017 revenue of $3.55 billion, up 10.7% over 2016
Declares initial quarterly cash dividend of $0.15 per share

TEANECK, N.J., May 5, 2017 - Cognizant Technology Solutions Corporation (NASDAQ: CTSH), one of the world’s leading professional services companies, today announced its first quarter 2017 financial results.

Highlights - First Quarter 2017

•	Quarterly revenue rose to $3.55 billion, up 10.7% from the year-ago quarter and 2.4% sequentially.

•	Quarterly GAAP diluted EPS was $0.92, compared to $0.72 in the year-ago quarter.

•	Quarterly non-GAAP diluted EPS[1] was $0.84, compared to $0.80 in the year-ago quarter.

Revenue for the first quarter of 2017 rose to $3.55 billion, up 10.7% from $3.20 billion in the first quarter of 2016. GAAP net income was $557 million, or $0.92 per diluted share, compared to $441 million, or $0.72 per diluted share, in the first quarter of 2016. Non-GAAP diluted EPS was $0.84, compared to $0.80 in the first quarter of 2016. GAAP operating margin was 16.1% and non-GAAP operating margin1 was 18.9% for the first quarter of 2017.

“We delivered solid results in the first quarter and continued to build our digital solutions portfolio, expand our skills, and enhance our engagements with clients,” said Francisco D’Souza, Chief Executive Officer. “We’re making good progress in accelerating Cognizant’s shift to digital services and solutions to create value for clients and shareholders, positioning us well to achieve both our revenue and margin targets for this year.”

1 Non-GAAP diluted EPS and non-GAAP operating margin exclude stock-based compensation costs and acquisition-related charges, realignment charges and, in the case of non-GAAP diluted EPS, net non-operating foreign currency exchange gains or losses and the effect of recognition of an income tax benefit previously unrecognized in our consolidated financial statements related to a specific uncertain tax position. Reconciliations of non-GAAP diluted EPS and non-GAAP operating margin to the corresponding GAAP measures are included at the end of this release.

Second Quarter & Full Year 2017 Outlook

The Company is providing the following guidance:

▪	Second quarter 2017 revenue expected to be in the range of $3.63 billion to $3.68 billion.

▪	Second quarter 2017 non-GAAP diluted EPS[2] expected to be at least $0.89.

▪	Full year 2017 revenue expected to be in the range of $14.56 billion to $14.84 billion.

▪	Full year 2017 non-GAAP diluted EPS expected to be at least $3.64.

“We are pleased to initiate our enhanced capital return program, as previously committed to our shareholders,” said Karen McLoughlin, Chief Financial Officer. “Expanding our share repurchase program and initiating a quarterly dividend reflect our ability to generate strong cash flows and confidence in the long term strength of our business.”

Return of Capital and Realignment Programs

Dividend
The Company has declared its initial quarterly cash dividend of $0.15 per share on Cognizant Class A Common Stock for shareholders of record at the close of business on May 22, 2017. This dividend will be payable on May 31, 2017.

Share Repurchase Program
In March 2017, the Company entered into accelerated share repurchase agreements, referred to collectively as the ASR, with certain financial institutions under our existing stock repurchase authorization. Under the terms of the ASR and in exchange for up-front payments of $1.5 billion, the financial institutions initially delivered 21.5 million shares, a portion of the Company's total expected shares to be repurchased under the ASR. The total number of shares ultimately delivered is determined at the end of the applicable purchase periods under the ASR based on the volume-weighted average price of the Company’s common stock during such periods. The ASR purchase periods are scheduled to end during or prior to the third quarter of 2017.
Realignment Program
The Company is realigning the business to accelerate our shift to high value digital transformation work while continuing to reassess less profitable opportunities. Additionally, as part of this realignment we plan to improve utilization, optimize our pyramid structure and talent supply chain management to better align resourcing with client demand, simplify our business unit overhead structure, and leverage our corporate function spend more effectively. This realignment is part of our plan to improve our non-GAAP operating margin to 22% in calendar year 2019 while continuing to drive revenue growth.
During the three months ended March 31, 2017, the Company incurred severance costs related to the realignment and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs. These costs are excluded from non-GAAP operating margin and non-GAAP diluted earnings per share. The Company expects to incur the majority of the total costs related to the realignment program in 2017.

2 A reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance on a forward-looking basis cannot be provided without unreasonable efforts due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS. Additionally, due to the nature of costs related to the realignment, including expected severance costs under a voluntary severance program, an estimate of such costs on a forward-looking basis cannot be provided without unreasonable efforts.

Conference Call
Cognizant will host a conference call on May 5, 2017 at 8:00 a.m. (Eastern) to discuss the Company’s first quarter 2017 results. To listen to the conference call, please dial (877) 810-9510 (domestically) and (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13659909 from two hours after the end of the call until 11:59 p.m. (Eastern) on Friday, May 19, 2017. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (NASDAQ-100: CTSH) is one of the world’s leading professional services companies, transforming clients’ business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 230 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding opportunities in the marketplace, our shift to digital solutions and services, our anticipated financial performance and our capital return and realignment programs. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

We seek to manage the Company to a non-GAAP operating margin, which excludes stock-based compensation costs, acquisition-related charges and, in 2017, realignment charges. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. Realignment charges include severance costs, lease termination costs, and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs, as applicable. In addition to excluding stock-based compensation costs, acquisition-related charges and, in 2017, realignment charges, our non-GAAP diluted EPS also excludes net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, and, in the first quarter of 2017, the effect of recognition of an income tax benefit previously unrecognized in our consolidated financial statements. Our non-GAAP diluted EPS is additionally adjusted for the income tax impact of the above items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

Management believes providing investors with an operating view consistent with how it manages the Company provides enhanced transparency into the operating results of the Company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of our non-GAAP measures, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues	$3,546	$3,202
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	2,194	1,915
Selling, general and administrative expenses	686	646
Depreciation and amortization expense	96	87
Income from operations	570	554
Other income (expense), net:
Interest income	32	31
Interest expense	(6)	(5)
Foreign currency exchange gains (losses), net	52	9
Other, net	1	—
Total other income (expense), net	79	35
Income before provision for income taxes	649	589
Provision for income taxes	(92)	(148)
Income from equity method investment	—	—
Net income	$557	$441
Basic earnings per share	$0.92	$0.73
Diluted earnings per share	$0.92	$0.72
Weighted average number of common shares outstanding - Basic	605	608
Dilutive effect of shares issuable under stock-based compensation plans	2	4
Weighted average number of common shares outstanding - Diluted	607	612

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(in millions, except par values)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$1,308	$2,034
Short-term investments	2,966	3,135
Trade accounts receivable, net	2,644	2,556
Unbilled accounts receivable	395	349
Other current assets	529	526
Total current assets	7,842	8,600
Property and equipment, net	1,306	1,311
Goodwill	2,563	2,554
Intangible assets, net	923	951
Deferred income tax assets, net	458	425
Long-term investments	110	62
Other noncurrent assets	427	359
Total assets	$13,629	$14,262
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$189	$175
Deferred revenue	397	306
Short-term debt	437	81
Accrued expenses and other current liabilities	1,562	1,856
Total current liabilities	2,585	2,418
Deferred revenue, noncurrent	128	151
Deferred income tax liabilities, net	6	6
Long-term debt	772	797
Other noncurrent liabilities	155	162
Total liabilities	3,646	3,534
Stockholders’ equity:
Preferred stock, $0.10 par value, 15.0 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 589 and 608 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	6	6
Additional paid-in capital	59	358
Retained earnings	9,935	10,478
Accumulated other comprehensive income (loss)	(17)	(114)
Total stockholders’ equity	9,983	10,728
Total liabilities and stockholders’ equity	$13,629	$14,262

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
GAAP income from operations	$570	$554
Add: Stock-based compensation expense (a)	54	54
Add: Acquisition-related charges (b)	34	29
Add: Realignment charges (c)	11	—
Non-GAAP income from operations	$669	$637

GAAP operating margin	16.1%	17.3%
Effect of above adjustments to income from operations	2.8%	2.6%
Non-GAAP operating margin	18.9%	19.9%

GAAP diluted earnings per share	$0.92	$0.72
Effect of above operating adjustments, net of tax(d)	0.10	0.10
Effect of non-operating foreign currency exchange gains, net of tax (e)	(0.09)	(0.02)
Effect of recognition of income tax benefit related to an uncertain tax position (f)	(0.09)	—
Non-GAAP diluted earnings per share	$0.84	$0.80
Notes:

(a)
For the three months ended March 31, 2017, the $54 million adjustment to exclude stock-based compensation from income from operations includes $15 million, which was reported in cost of revenues and $39 million, which was reported in selling, general and administrative expenses in our unaudited consolidated statements of operations.

For the three months ended March 31, 2016, the $54 million adjustment to exclude stock-based compensation from income from operations includes $13 million, which was reported in cost of revenues and $41 million, which was reported in selling, general and administrative expenses in our unaudited consolidated statements of operations.

(b)
Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs.

(c)
Realignment charges include severance costs, lease termination costs, and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs, as applicable.

(d)	For the three months ended March 31, 2017 and 2016, the non-GAAP income tax benefits related to stock-based compensation expense were $21 million and $12 million, respectively.
For the three months ended March 31, 2017 and 2016, the non-GAAP income tax benefits related to acquisition-related charges were $12 million and $11 million, respectively.
For the three months ended March 31, 2017, the non-GAAP income tax benefits related to realignment charges were $4 million.

(e)
Non-operating foreign currency exchange gains are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. For the three months ended March 31, 2017 and 2016, the non-GAAP pre-tax non-operating foreign currency exchange gains were $52 million and $9 million, respectively, with related incremental non-GAAP income tax benefits of $5 million and $1 million, respectively. The effective tax rate related to the reported non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such gains and losses are generated and the statutory rates applicable in those jurisdictions.

(f)
During the three months ended March 31, 2017, we recognized an income tax benefit previously unrecognized in our consolidated financial statements related to a specific uncertain tax position of $55 million. The recognition of the benefit in the first quarter of 2017 was based on management’s reassessment regarding whether this unrecognized tax benefit met the more-likely-than-not threshold in light of the lapse in the statute of limitations as to a portion of such benefit.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(dollars in millions)

	Three Months Ended March 31, 2017
			% Change
	$	% of total	Sequential	Year over Year
Revenues by Segment:
Financial Services	$1,376	38.8%	1.6%	7.0%
Healthcare	1,003	28.3%	(0.2)%	9.7%
Products and Resources (a)	737	20.8%	7.1%	16.4%
Communications, Media and Technology (b)	430	12.1%	3.6%	16.5%
Total Revenues	$3,546		2.4%	10.7%

Revenues by Geography:
North America	$2,761	77.9%	1.7%	10.6%
United Kingdom	274	7.7%	0.4%	(8.4)%
Rest of Europe	285	8.0%	8.8%	26.1%
Europe - Total	559	15.8%	4.5%	6.5%
Rest of World	226	6.4%	6.6%	25.6%
Total Revenues	$3,546		2.4%	10.7%

Employee Metrics:	March 31, 2017	December 31, 2016	March 31, 2016
Number of employees	261,200	260,200	233,000

Notes:

(a)	Previously referred to as Manufacturing/Retail/Logistics.

(b)	Previously referred to as Other.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$557	$441
Adjustments for non-cash income and expenses	121	214
Changes in assets and liabilities	(401)	(583)
Net cash provided by operating activities(a)	277	72
Cash flows from investing activities:
Purchases of property and equipment	(66)	(64)
Net sales (purchases) of investments	163	(94)
Payments for business combinations, net of cash acquired	(6)	(70)
Net cash provided by (used in) investing activities	91	(228)
Cash flows from financing activities:
Repurchases of common stock	(1,514)	(257)
Net change in borrowings and capital lease obligations	329	(263)
Issuance of common stock under stock-based compensation plans	61	49
Net cash (used in) financing activities(a)	(1,124)	(471)
Effect of exchange rate changes on cash and cash equivalents	30	26
(Decrease) in cash and cash equivalents	(726)	(601)
Cash and cash equivalents, beginning of year	2,034	2,125
Cash and cash equivalents, end of period	$1,308	$1,524
Notes:

(a)
In March 2016, the FASB issued an update to the standard on stock compensation, which among other things, changed the classification of the excess tax benefits and deficiencies in the statement of cash flows to cash flows from operating activities. We adopted this standard on January 1, 2017 and conformed prior year presentation. This resulted in a $3 million reduction in net cash used in financing activities and a $3 million increase in the net cash provided by operating activities for the three months ended March 31, 2016.

SUPPLEMENTAL CASH FLOW INFORMATION
(in millions)

	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	March 31, 2017	December 31, 2016	March 31, 2016
Shares repurchased	21.5	—	4.3

Remaining authorized balance	$2,000